Exhibit 99.1

ASTROTECH REPORTS THIRD QUARTER OF FISCAL YEAR 2020

FINANCIAL RESULTS

Austin, Texas – May 13, 2020 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the third quarter of fiscal year 2020, which ended March 31, 2020.

This quarter was pivotal for the Company, as we continued to generate interest for our new AgLAB-1000™ product that is being designed for process control and pesticide detection in the hemp and cannabis industries. In addition, our 1st Detect subsidiary continued its sales of the TRACER 1000™ explosives trace detector (ETD) to a global shipping and logistics company. Although the COVID-19 pandemic has caused some near-term uncertainty for the travel industry, global shipping has been less impacted and this is where we see continued demand for our product. Finally, we also launched a new company, BreathTech Corporation, to focus on the breath analysis market to potentially aid in the battle against COVID-19 and pneumonia.

“With both our hemp and cannabis product, the AgLAB-1000™, and our breath analysis product, the BreathTest-1000™, we believe we will be offering highly differentiated solutions compared to other currently available options,” stated Thomas B. Pickens, Chairman and Chief Executive Officer of Astrotech Corporation. “Regarding the BreathTest-1000, many current COVID-19 tests require either a saliva or blood sample to be sent to a laboratory for testing, which can take days to get the results, or require a long swab to be inserted deep into the nasal cavity, which is uncomfortable and not practical for every day testing. We are hopeful that, once fully developed and approved, this could help make available regular mass testing for factories, cruise lines, air travel, sports, or other domains where people congregate in crowded spaces.”

No assurances can be given that we will be able to successfully develop the BreathTest-1000 or the AgLAB-1000. The governmental approval process could be lengthy, time consuming and is inherently unpredictable, and we cannot guarantee that these products will ever be approved for sale and marketing.

During the third quarter, the Company raised approximately $5.5 million in equity offerings and borrowings as it looks to expand into the agriculture and breath analysis markets.

Third Quarter Fiscal Year 2020 Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•	The Company continued its commercial sales of the TRACER 1000, leading to revenue of $118 thousand for the third quarter of fiscal 2020. Additional purchase orders have already been received.
•

Monthly cash outlay for this fiscal year has been reduced to approximately $550 thousand, a 24.4% reduction from our cash outlay through the first nine months of fiscal year 2019, which is partially driven by our directors and officers foregoing compensation.

•	In February 2020, Astrotech secured a loan of $1.0 million from its Chairman and CEO pursuant to a secured promissory note.
•	The Company completed two registered direct offerings of its common stock at the end of the fiscal quarter, raising total net proceeds of approximately $4.5 million.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000.  Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful.  In addition, FDA approval will be required to market BreathTest-1000 in the United States.  Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenue	$118	—	$324	$40
Cost of revenue	111	—	307	11
Gross profit	7	—	17	29
Operating expenses:
Selling, general and administrative	1,193	1,238	3,505	3,667
Research and development	814	1,026	2,608	3,027
Total operating expenses	2,007	2,264	6,113	6,694
Loss from operations	(2,000)	(2,264)	(6,096)	(6,665)
Interest and other expense, net	(68)	12	(123)	15
Loss from operations before income taxes	(2,068)	(2,252)	(6,219)	(6,650)
Income tax benefit	—	858	—	858
Net loss	$(2,068)	$(1,394)	$(6,219)	$(5,792)
Weighted average common shares outstanding:
Basic and diluted	6,107	5,467	5,934	4,734
Basic and diluted net loss per common share:
Net loss	$(0.34)	$(0.25)	$(1.05)	$(1.22)
Other comprehensive loss, net of tax:
Net loss	$(2,068)	$(1,394)	$(6,219)	$(5,792)
Available-for-sale securities:
Reclassification adjustment for realized loss	—	—	—	31
Total comprehensive loss	$(2,068)	$(1,394)	$(6,219)	$(5,761)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2020	June 30, 2019
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$4,660	$1,588
Restricted cash	122	—
Accounts receivable, net of allowance of $0	85	3
Inventory:
Raw materials	374	150
Work-in-process	155	181
Finished goods	64	—
Income tax receivable	429	429
Prepaid expenses and other current assets	239	371
Total current assets	6,128	2,722
Property and equipment, net	371	469
Operating leases, right-of-use assets, net	937	—
Long-term tax receivable	—	429
Other assets	72	72
Total assets	$7,508	$3,692
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	188	160
Payroll related accruals	412	319
Accrued expenses and other liabilities	718	357
Income tax payable	2	2
Term note payable - related party	2,500	—
Lease liabilities, current	326	—
Total current liabilities	4,146	838
Lease liabilities, non-current	711	—
Other liabilities	—	146
Total liabilities	4,857	984
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series C and 280,898 shares of Series D issued and outstanding at March 31, 2020 and June 30, 2019, respectively	—	—
Common stock, $0.001 par value, 15,000,000 shares authorized; 7,975,388 and 6,184,698 shares issued at March 31, 2020 and June 30, 2019, respectively; 7,575,742 and 5,775,171 shares outstanding at March 31, 2020 and June 30, 2019, respectively	190,599	190,571
Treasury stock, 399,916 shares at cost at March 31, 2020 and June 30, 2019, respectively	(4,129)	(4,129)
Additional paid-in capital	13,868	7,964
Accumulated deficit	(197,687)	(191,698)
Total stockholders’ equity	2,651	2,708
Total liabilities and stockholders’ equity	$7,508	$3,692